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                                                                       EXHIBIT 5
                     [SIMPSON THACHER & BARTLETT LETTERHEAD]


                                                         August 28, 2000


Covad Communications Group, Inc.
4520 Burton Drive
Santa Clara, CA 95054

Ladies and Gentlemen:

     We have acted as counsel to Covad Communications, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance by the Company of up to 13,000,000 shares of Covad Communications Common Stock, par value $0.001 per share (the "Covad Common Stock"), upon consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger and Reorganization, dated as of June 16, 2000 (the "Merger Agreement"), among the Company, Covad Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of the Company ("Merger Sub") and BlueStar Communications Group, Inc., a Delaware corporation ("BlueStar"). Upon consummation of the Merger, Merger Sub will be merged with and into BlueStar and each outstanding share of common stock, and preferred stock, of BlueStar will be converted into the right to receive shares of Covad Common Stock (the "Shares"), all as more fully described in the Registration Statement.

     We have examined the Registration Statement a form of the Share certificate and the Merger Agreement and the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company (the "Board") has taken all necessary corporate action to authorize and approve the issuance of the Shares, and (2) when the Shares shall have been issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.


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     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                                       Very truly yours,


                                                      SIMPSON THACHER & BARTLETT


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